Exhibit 10.20

RESTRICTED STOCK UNIT GRANT NOTICE AND AGREEMENT

Rumble Inc. (the “Company”), pursuant to its 2022 Stock Incentive Plan (as may be amended, restated or otherwise modified from time to time, the “Plan”), hereby grants to Holder the number of Restricted Stock Units set forth below, each Restricted Stock Unit being a notional unit representing the right to receive one share of Stock, subject to adjustment as provided in the Plan (the “Restricted Stock Units”). The Restricted Stock Units are subject to all of the terms and conditions of this Restricted Stock Unit Grant Notice and Agreement (this “Award Agreement”), as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. To the extent that any provisions herein (or portion thereof) conflict with any provision of the Plan, the Plan shall prevail and control. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

By signing below, Holder acknowledges and agrees that the Restricted Stock Units granted hereunder are in lieu of the grant of restricted shares of Stock contemplated by Section 3.4(a) of that certain Employment Agreement by and between Rumble Inc., a corporation incorporated under the laws of the Province of Ontario and a subsidiary of the Company, and Holder (the “Employment Agreement”), and that Holder shall, from and after the Date of Grant, have no right to receive any grant pursuant to Section 3.4(a) of the Employment Agreement.

Holder:	Christopher Pavlovski

Date of Grant:	September 16, 2022

Vesting Commencement Date:	September 16, 2022

Number of Restricted Stock Units:	1,100,000

Vesting Schedule:	Provided that Holder has not undergone a Termination prior to the applicable vesting date, one-third (1/3rd) of the Restricted Stock Units will vest on each of the first three (3) anniversaries of the Vesting Commencement Date.

Settlement:	Upon vesting of a Restricted Stock Unit, the Company shall settle each Restricted Stock Unit by delivering to Holder one share of Stock for each Restricted Stock Unit that vested as soon as practicable (but not more than thirty (30) days) following each vesting date (the “Original Issuance Date”). The shares of Stock issued in respect of the Restricted Stock Units may be evidenced in such manner as the Committee shall determine. Notwithstanding the foregoing, if the Original Issuance Date does not occur (i) during an “open window” period applicable to Holder, (ii) on a date when Holder is permitted to sell shares of Stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, asHolder: Christopher Pavlovski Date of Grant: September 16, 2022 Vesting Commencement Date: September 16, 2022 Number of Restricted Stock Units: 1,100,000 Vesting Schedule: Provided that Holder has not undergone a Termination prior to the applicable vesting date, one-third (1/3rd) of the Restricted Stock Units will vest on each of the first three (3) anniversaries of the Vesting Commencement Date. determined by the Company in accordance with the Company’s theneffective policy on trading in Company securities (the “Policy”), or (iii) on a date when Holder is otherwise permitted to sell shares of Stock on an established stock exchange or stock market, then such shares will not be delivered on such Original Issuance Date and will instead be delivered on the first business day of the next occurring “open window” period applicable to Holder pursuant to such Policy (regardless of whether Holder has experienced a Termination at such time) or the next business day when Holder is not prohibited from selling shares of Stock on the open market, but in no event later than the later of (x) December 31st of the calendar year in which the Original Issuance Date occurs (that is, the last day of Holder’s taxable year in which the Original Issuance Date occurs), or (y) to the extent permitted by Treasury Regulations Section 1.409A-1(b)(4) without penalty, the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the Original Issuance Date occurs.

Termination:	Section 7(d) of the Plan regarding treatment of Restricted Stock Units upon Termination is incorporated herein by reference and made a part hereof. In the event of Holder’s Termination for any reason, all unvested Restricted Stock Units shall be cancelled and forfeited as of the date of such Termination.

General Unsecured Creditor:	Holder shall have only the rights of a general unsecured creditor of the Company until shares of Stock are issued in respect of the Restricted Stock Units.

Transfer Restrictions:

Holder shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock Units before they vest and are settled, and any attempt to sell, transfer, pledge, or otherwise encumber the Restricted Stock Units in violation of the foregoing shall be null and void.

No Rights as a Stockholder:	Neither the Restricted Stock Units nor this Award Agreement shall entitle Holder to any voting rights or other rights as a stockholder of the Company unless and until the shares of Stock in respect of the Restricted Stock Units have been issued in settlement thereof.

Dividend Equivalent Rights:	Notwithstanding anything herein to the contrary, in the event that, prior to the settlement of any Restricted Stock Units, the Company pays a dividend (whether regular or extraordinary) or otherwise makes a distribution to a shareholder in respect of a share of Stock (whether in cash, shares of Stock or other property), then the Company shall credit the Holder, in respect of each then-outstanding Restricted Stock Unit held by Holder, with additional whole Restricted Share Units as of the date of payment of such dividends or distributions on shares of Stock, in such amount as determined by the Committee, provided that for purposes of this Award Agreement, such additional Restricted Stock Units shall vest at the same time as such Restricted Stock Unit vests and is settled as described above (and Holder shall forfeit any such right to such additional Restricted Stock Units if such Restricted Stock Unit is forfeited prior to vesting).

Class D Common Stock Forfeiture:	By signing below, Holder acknowledges and agrees that, in the event that any Restricted Stock Units granted hereunder are forfeited or cancelled for any reason prior to settlement, a number of shares of Class D Common Stock of the Company held by Holder and Holder’s affiliates (rounded down to the nearest whole number of shares) equal to the number of shares of Stock underlying such forfeited or cancelled Restricted Stock Units shall, automatically without further action by the Company, Holder or any other Person, be cancelled to the Company concurrently with such forfeiture or cancellation (such cancellation to be on a pro rata basis as between Holder and Holder’s affiliates).

Clawback Policy; Share Ownership Guidelines:	The Restricted Stock Units (and any compensation paid or shares issued in respect of the Restricted Stock Units) are subject to (i) any share ownership guidelines to which the Holder may be subject, and (ii) recoupment in accordance with the Company’s clawback policy, if applicable, The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any other clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

Additional Terms:	The Restricted Stock Units shall be subject to the following additional terms:

●	Any certificates representing the shares of Stock delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

●	Holder shall be the record owner of the shares of Stock issued in respect of the Restricted Stock Units until or unless such shares of Stock are repurchased or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a stockholder with respect to the shares of Stock issued in respect of the Restricted Stock Units.

●	Upon issuance of shares of Stock in respect of the Restricted Stock Units, Holder shall be required to satisfy applicable withholding tax obligations, if any, as provided in Section 16 of the Plan.

●	This Award Agreement does not confer upon Holder any right to continue as an employee or service provider of the Service Recipient or any other member of the Company Group.

●	Holder understands that the Restricted Stock Units are intended to be exempt from Section 409A of the Code as a “short term deferral” to the greatest extent possible and the Restricted Stock Units will be administered and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on Holder as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

●	This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

●	Holder agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Stock Units (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email or such other reasonable manner as then determined by the Company.

●	This Award Agreement and the Plan constitute the entire understanding and agreement of the parties hereto and supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements (whether oral or written and whether express or implied) between the Company or any of its Affiliates and Holder relating to the subject matter of this Award Agreement, including, without limitation, Section 3.4(a) of the Employment Agreement. Without limiting the foregoing, to the extent Holder has entered into an employment or similar agreement with the Company or any of its Affiliates, and the terms noted in such employment or similar agreement are inconsistent with or conflict with this Award Agreement, then the terms of this Award Agreement will supersede and be deemed to amend and modify the inconsistent or conflicting terms set forth in such employment or similar agreement.

Representations and Warranties of Holder:	Holder hereby represents and warrants to the Company in connection with the grant of the Restricted Stock Units hereunder that:

●	Holder understands that the shares of Stock subject to the Restricted Stock Units have not been registered under the Securities Act, nor qualified under any state securities laws, and that the Restricted Stock Units are being offered and sold pursuant to an exemption from such registration and qualification based in part upon Holder’s representations contained herein; the Restricted Stock Units are being issued to Holder hereunder in reliance upon the exemption from such registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering;

●	Holder is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act and has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of the investment contemplated by this Award Agreement; and Holder is able to bear the economic risk of this investment in the Company (including a complete loss of this investment);

●	Except as specifically provided herein or in the Plan, Holder has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge all or any portion of the Restricted Stock Units or any shares of Stock acquired upon settlement of the Restricted Stock Units granted hereunder, and has no current plans to enter into any such contract, undertaking, understanding, agreement or arrangement;

●	Holder has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation as to the Company’s grant to Holder of the Restricted Stock Units;

●	Holder is familiar with the business and operations of the Company and has been afforded an opportunity to ask such questions of the Company’s agents, accountants and other representatives concerning the Company’s proposed business, operations, financial condition, assets, liabilities and other relevant matters as he, she or it has deemed necessary or desirable in order to evaluate the merits and risks of the investment contemplated herein;

●	Holder has been informed that the shares of Stock that will be delivered upon settlement of the Restricted Stock Units granted hereunder will be restricted securities under the Securities Act and may not be resold or transferred unless the shares of Stock are first registered under the federal securities laws or unless an exemption from such registration is available;

●	Holder is prepared to hold the shares of Stock acquired upon settlement of the Restricted Stock Units granted hereunder for an indefinite period and that Holder is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the shares of Stock from the registration requirements of the Securities Act; and

●	Holders understands that until such time as the shares of Stock acquired upon settlement of the Restricted Stock Units granted hereunder have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the shares of Stock acquired upon settlement of the Restricted Stock Units granted hereunder may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such shares of Stock):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT.”

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The undersigned Holder acknowledges receipt of THIS Award Agreement AND the plan, and, as an express condition to the grant of RESTRICTED STOCK UNITS UNDER THIS AWARD AGREEMENT, agrees to be bound by the terms of BOTH THIS Award agreement and the Plan.

RUMBLE INC.		Holder

By:	/s/ Brandon Alexandroff	/s/ Christopher Pavlovski
Signature		Signature
Name:	Brandon Alexandroff	Print Name:	Christopher Pavlovski
Title:	Chief Financial Officer	Date: September 16th, 2022

[Signature Page to C. Pavlovski Restricted Stock Unit Agreement]